EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 17, 2004, relating to the financial statements of Synbiotics Corporation, which appears in Synbiotics Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003.

Levitz, Zacks & Ciceric

San Diego, California

October 13, 2004